Exhibit 99.3

ABX Holdings, Inc.

ABX HOLDINGS ANNOUNCES EXECUTIVE APPOINTMENTS

Fox Appointed Chief Commercial Officer of ABX Holdings;

Graber Named President of ABX Air

WILMINGTON, OH—March 14, 2008—ABX Holdings, Inc. (NASDAQ:ABXA) announced today new executive appointments that reflect the greater size, scale and opportunities available to its growing family of air cargo businesses.

Peter Fox, 58, formerly president of Cargo Holdings International, which was acquired by ABX Holdings in December 2007, was appointed Chief Commercial Officer of ABX Holdings. Fox will develop new strategies and resources for building broader relationships with existing customers. He will also formulate initiatives to introduce new customers to the unique set of capabilities that the ABX companies offer, including comprehensive worldwide management of air cargo and related services for airlines, forwarders, and shippers.

Fox has served as President, and Chief Executive Officer of Cargo Holdings International since he founded the company in 1999 as the parent of several related businesses, including Capital Cargo International Airlines, Inc. (CCIA), an all-cargo air carrier.

“In his new role, Peter will have principal responsibility for developing the comprehensive set of products and services we envisioned when we first discussed joining our companies a year ago,” ABX Holdings President & CEO Joe Hete said. “He is already working with our operating businesses to help them more effectively apply our considerable technical, logistical, networking, financial, and marketing expertise to create sustainable advantages for our customers, and better returns for our shareholders.”

John Graber, 51, an industry veteran with over two decades of civil and military operational experience, was named President of ABX Air, Inc. He succeeds Joe Hete in that role, as Hete focuses on his role as president and CEO of ABX Holdings.

Graber came to ABX Air in July 2007 from AAR Corporation, where he was the President and General Manager of Aircraft Services in Indianapolis. He was the Senior Vice President of Operations and General Manager of the military and charter businesses at ATA Airlines.

“In a short period of time, John has become a key player in our ongoing discussions with DHL, and a leader in our continuing quest to improve our operations and make them better and more efficient. I am confident that ABX Air will continue to thrive and grow under his direction,” added Hete.

Also at ABX Holdings, Quint Turner, formerly Chief Financial Officer of ABX Air, was named Chief Financial Officer of ABX Holdings. Joseph Payne, formerly Vice President, General Counsel & Secretary of ABX Air, was named Senior Vice President, Corporate General Counsel and Secretary of ABX Holdings. Joining him on the corporate legal staff is George Golder, who was named Vice President, General Counsel & Assistant Secretary of ABX Holdings. Golder was Vice President, General Counsel and Secretary of CHI.

At ABX Air, in addition to Graber, Gary Stover was promoted from Senior Director, Airpark Services to Vice President, Airpark Services. John Starkovich moved up from Chief Labor Counsel to Vice President, Human Resources.

Todd Hunter, formerly Chief Financial Officer of CHI, was named President of Cargo Aircraft Management Inc., an aircraft conversion and leasing subsidiary of CHI. In addition to Hunter, the presidents of the other operating units of CHI are, respectively, Chris K. Chorley, CCIA; James L. Hobson, Jr., Air Transport International, L.L.C.; and Frank Visconti, LGSTX Services, Inc.

About ABX Holdings

ABX Holdings is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ABX Holdings also provides aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ABX Holdings’ subsidiaries include ABX Air, Inc., Air Transport International, L.L.C., Capital Aircraft Management, Inc., Capital Cargo International Airlines, Inc. and LGSTX Services, Inc. For more information, please see www.abxair.com and www.cargoholdings.com.

Contact:	Quint Turner
ABX Air, Inc.
937-382-5591